EXHIBIT 10.1

                                 PROMISSORY NOTE

$9,000,000.00                                                     Miami, Florida
                                                                  March 19, 2001

         FOR VALUE RECEIVED, the undersigned POST, BUCKLEY, SCHUH & JERNIGAN, INC., a Florida corporation (the "Borrower"), promises to pay to the order of SUNTRUST BANK, a Georgia banking corporation (the "Lender") at 777 Brickell Avenue, Miami, Florida 33131, or at such other place as the holder of this Note may designate in writing, the principal sum of NINE MILLION AND NO/100 DOLLARS ($9,000,000.00), in lawful money of the United States, with interest in like lawful money commencing on the date funds are advanced hereunder at the "Interest Rate" (as defined and provided hereinafter), computed as provided herein.

         1. Definitions. As used in this Note, the following terms shall have the respective meanings set forth below, and Borrower agrees to the terms, covenants and conditions contained in the following definitions:

         "Business Day" means any calendar day other than a Saturday, a Sunday or a day that banks are lawfully closed for business.

         "Floating Rate" means LIBOR plus the Floating Rate Margin.

         "Floating Rate Margin" means a margin of not less than 65 basis points and not greater than 90 basis points to be determined in accordance with the Performance Based Pricing Grid. Calculations under the Performance Based Pricing Grid shall be made based on the four (4) fiscal quarters that precede the date of each LIBOR change.

         "Interest Rate" means the Floating Rate.

         "LIBOR" means the rate of interest quoted in the Wall Street Journal, Money Rates Section as the London Interbank Offered Rate (LIBOR-thirty day), with LIBOR in effect on the first day of a month being applicable to the entire month (if the Wall Street Journal is not published on the first day of a month, then the LIBOR rate in effect on the first day of that month shall be the LIBOR rate last quoted in the Wall Street Journal during the preceding month). In the event that the Wall Street Journal quotes more than one rate, or a range of rates as LIBOR-thirty day, then LIBOR shall mean the average of the quoted rates. In the event that the Wall Street Journal ceases to quote LIBOR-thirty day rates, then LIBOR shall mean the offered rate for deposits in United States dollars in the London Interbank market for a one-month period which appears on the Libor Rate Reference Page as of 11:00 a.m. (London Time) on the applicable day, as determined by Lender.

         "Loan" means the $9,000,000.00 loan evidenced by this Note.

         "Loan Documents" means this Note, the Mortgage, and all other instruments or documents pertaining to the Loan executed from time to time in favor of Lender by Borrower.

         "Maturity Date" means March 16, 2011.

         "Mortgage" means that certain Mortgage, Security Agreement and Assignment of Leases, Rents and Profits of even date herewith made by Borrower in favor of Lender.

         "Performance Based Pricing Grid" means:

---------------------------------------- --------------------------------------
Funded Debt Ratio (as such term is
defined in the Mortgage)
---------------------------------------- --------------------------------------
less than or equal to 2.5:1              sixty-five (65) basis points
---------------------------------------- --------------------------------------
greater than 2.5:1                       ninety (90) basis points
---------------------------------------- --------------------------------------

         2. Interest, Principal and Other Terms. Borrower shall pay interest on the outstanding principal balance of the Loan at the Interest Rate.

         (a) Borrower shall pay monthly installments of principal in the amount required to pay the entire outstanding principal amount of the Loan over a period of twenty (20) years, plus interest at the Interest Rate, on the sixteenth (16th) day of each month hereafter ensuing.

         (b) Notwithstanding the length of the amortization period used to determine the monthly installments due under the Loan, the entire outstanding principal balance of the Loan and any unpaid interest accrued on the Loan shall be due and payable in full on the Maturity Date.

         (c) All interest payable under this Note shall always be computed on the basis of the actual number of days elapsed in an assumed year of 360 days. All payments on the Loan will be applied first to accrued interest and then to principal, except that during the existence of an Event of Default (as defined in the Mortgage), Lender may apply such payments against principal, interest, charges, fees or other obligations of Borrower in any order of priority.

         (d) In the event that Lender has not delivered to Borrower a loan statement or invoice showing the accrued interest then due at least three (3) business days prior to such interest payment being due, then Borrower shall immediately notify Lender and Lender shall promptly provide Borrower with a loan statement or invoice showing the amount of accrued interest then due. In such event, Borrower shall pay the accrued interest then due within three (3) business days of Borrower's receipt of said loan statement or invoice.

         3. Prepayment. The Loan may be prepaid in whole or in part at any time without penalty upon one (1) Business Day prior written notice to Lender. Unless otherwise agreed to by Lender, prepayments of principal shall not change the due date or amount of any other required payment hereunder.

         4. Acceleration. If any sums of money due under the terms of this Note shall not be promptly and fully paid when due (including after maturity, whether by acceleration or otherwise), or if any other Event of Default shall exist, then at the option of the Lender the entire principal indebtedness evidenced hereby, together with all unpaid interest accrued hereon and other sums due hereunder shall become due and payable immediately, without presentation, demand or further action of any kind, and the Lender shall be entitled to pursue any and all rights and remedies provided by applicable law and/or under the terms of this Note or any other related document, including without limitation the foreclosure of any security interest and realization against any security for this Note, all of which rights and remedies shall be cumulative and may be exercised successively or concurrently. The Lender's delay in exercising or failure to exercise any rights or remedies to which the Lender may be entitled in the event of any default shall not constitute a waiver of any of its rights or remedies with respect to that or any subsequent default, whether of the same or a different nature, nor shall any single or partial exercise of any right or remedy by the Lender preclude any other or further exercise of that or any other right or remedy.

         5. Default Rate. During the existence of any Event of Default and after the maturity of this Note (whether by acceleration or otherwise), this Note shall bear interest at a rate (the "Default Rate") equal to five percent (5%) per annum over the interest rate announced by Lender from time to time as its "Prime Rate", with any changes in the Prime Rate to be effective at the beginning of the business day on which such change is announced, or the highest rate permitted under the then applicable law, whichever is less. It is the intention of the parties that in no event shall the default rate exceed the highest rate permissible under then applicable law.

         6. Late Charge. Provided that the holder has not exercised its right to accelerate the payment of this Note, as hereinabove provided, a late charge of five percent (5%) of any payment required hereunder shall be imposed on each and every payment not received by the holder within fifteen (15) days after it is due. The late charge is not a penalty, but is liquidated damages to defray administrative and related expenses due to such late payment. The late charge shall be immediately due and payable and shall be paid by Borrower to the holder without notice or demand; provided, however, under no circumstances shall any such late charge be imposed which shall be in excess of the maximum lawful interest rate.

         7. Waivers. The maker and any endorsers, sureties, guarantors and all others who are, or may become liable for the payment of this Note severally: (a) waive presentment for payment, demand, notice of demand, notice of non-payment, or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note; (b) waive all applicable exemption rights, whether under the State Constitution, homestead laws or otherwise, and also waive valuation and appraisement; (c) consent to all extensions of time, renewals, postponements of time of payment of this Note or other modifications hereof, from time to time or after the maturity date hereof, whether by acceleration or in due course, without notice, consent or consideration to any of the foregoing;
(d) agree to any substitution, exchange, addition or release of any of the indebtedness evidenced by this Note, or the addition or release of any party or person primarily or secondarily liable hereon; (e) agree that the holder shall not be required first to institute any suit, or to exhaust its remedies against the Borrower or any other person or party to become liable hereunder or against the security in order to enforce the payment of this Note; and (f) agree that notwithstanding the occurrence of any of the foregoing (except by the express written release by the holder of any such person), the Borrower shall be and remain jointly and severally directly and primarily liable for all sums due under this Note.

         8. Collection Costs. In addition to the payments of principal and interest required to be paid under the terms of this Note, if any Event of Default shall occur, the holder shall be entitled to recover from the Borrower all of the holder's costs of collection, including the holder's reasonable attorney's fees, whether for services incurred in collection, litigation, bankruptcy proceedings, appeals or otherwise, and all other costs incurred in the connection therewith.

         9. Actions or Proceedings. The Borrower and any endorsers, sureties, guarantors, and all others who are or who may become liable for the payment hereof, severally, irrevocably and unconditionally: (a) waive any right to trial by jury in any legal action or proceeding to enforce their obligations hereunder, waive any right to immunity from any such action or proceeding, and waive any immunity or exemption of any property, wherever located, from garnishment, levy, execution, seizure or attachment prior to or in execution of judgment, or sale under execution or other process for the collection of debts;
(b) waive any right to interpose any set-off or non-compulsory counterclaim or to plead laches or any statute of limitations as a defense in any such action or proceeding, and waive (to the extent lawfully waivable) all provisions and requirements of law for the benefit of Borrower or any of them now or hereafter in force; (c) agree that any such enforcement action or proceeding may be brought, at the option of the Lender, in either a court of record of the State of Florida in Miami-Dade County or in the United States District Court for the Southern District of Florida; (d) consent to the jurisdiction of each such court in any such suit, action or proceeding; (e) waive any objection which Borrower or any of them may have to the laying of venue of such suit, action or proceeding in any of such courts; and (f) stipulate that service of process in any such action or proceeding shall be properly made if mailed by any form of registered or certified mail (airmail if international), postage prepaid, to the address then registered in the Lender's records for the person(s) so served, and that any process so served shall be effective ten days after mailing. No provision of this Note shall limit the Lender's right to serve legal process in any other manner permitted by law or to bring any such action or proceeding in any other competent jurisdiction.

         10. No Usury. In no event shall any agreed or actual exaction charged, reserved or taken as an advance or forbearance by the Lender as consideration for the indebtedness evidenced hereby exceed the limits (if any) imposed or provided by the law applicable from time to time to such indebtedness for the use or detention of money or for forbearance in seeking its collection; the Lender hereby waives any right to demand such excess. In the event that the interest provisions of this Note or any exactions provided for herein shall result at any time or for any reason in an effective rate of interest that transcends the maximum interest rate permitted by applicable law (if any), then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Lender in excess of those lawfully collectible as interest shall be applied against the principal of Borrower's obligations hereunder immediately upon their receipt thereof, with the same force and effect as though the payor had specifically designated such extra sums to be so applied to principal and the Lender had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments. During any time that any indebtedness of Borrower bears interest at the maximum lawful rate, interest shall be computed on the basis of the actual number of days elapsed and the actual number of days in the respective calendar year.

         11. Application of Payments. All payments made under this Note shall first be applied to costs that may be due from the Borrower to the holder, as aforesaid, and then shall be applied to interest due and owing and the remainder shall be applied to principal due and owing under the terms hereof.

         12. Set-Off and Security Interest. As security for the payment of this Note and any other indebtedness, liability or obligation arising in connection herewith, Borrower hereby pledges and assigns to the Lender and grants the Lender a security interest in, and a right to set off against, any and all monies, accounts, balances, credits, deposits, collections, drafts, bills, notes and other property of Borrower of every kind (whether tangible or intangible) from time to time in the actual or constructive possession of (or in transit to) Lender, in addition to and not in substitution for any other collateral or security the Lender may have for this Note.

         13. Governing Law. This Note shall be construed, interpreted, enforced, and governed by in accordance with the laws of the State of Florida (excluding the principles thereof governing conflicts of law) and federal law in the event federal law permits a higher rate of interest than Florida law.

         14. Partial Invalidity. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and to this end the provisions of this Note are declared to be severable.

         15. Security. This Note is secured by the Mortgage.

         16. Miscellaneous. All of the terms of this Note shall be binding upon Borrower and Borrower's successors and assigns, jointly and severally. This Note may be prepaid in whole or in part at any time without penalty. Time shall be of the essence with respect to the terms of this Note. The term "Lender" shall include the original lender and its successors and assigns. Whenever used in this Note and unless the context otherwise requires, words in the singular include the plural, words in the plural include the singular, and pronouns of any gender include the other genders. Captions and paragraph headings in this Note are for convenience only and shall not affect its interpretation. This Note cannot be changed orally, but only by a writing signed by the party against whom enforcement of any change, modification, waiver or discharge is sought, nor shall any waiver on one occasion apply to any future occasion, but only to the specific occasion addressed in that signed writing.

         LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER EXTENDING CREDIT TO BORROWER. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OF LENDER, NOR THE LENDER'S

COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.


                                          POST, BUCKLEY, SCHUH & JERNIGAN, INC.,
                                          a Florida corporation


                                          By: /s/ Richard A. Wickett
                                             -----------------------------------
                                          Name: Richard A. Wickett
                                               ---------------------------------
                                          Title: Senior Executive Vice President
                                                --------------------------------

                                          [CORPORATE SEAL]